EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Tootie Pie Company, Inc., a Nevada corporation (the “Company”), hereby certifies, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended December 31, 2011 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 16, 2012	By:	/s/ Don L. Merrill, Jr.
Don L. Merrill, Jr.
Chief Executive Officer/Interim Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)